Exhibit 7.3

Underwriting Agreement

Banc of America Securities LLC

Citigroup Global Markets Inc.

as Representatives of the several

Underwriters named in Schedule I hereto,

c/o                               Banc of America Securities LLC

9 West 57th Street

New York, NY    10019

May 9, 2005

Ladies and Gentlemen:

Talisman Energy Inc., a corporation organized under the laws of Canada (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions attached hereto (the “Standard Provisions”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).  The Standard Provisions are incorporated herein by reference in their entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Underwriting Agreement.  Each reference to the Representatives herein and in the Standard Provisions so incorporated by reference shall be deemed to be references to you.  Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

A supplement to the Canadian Prospectus and a supplement to the U.S. Prospectus relating to the Designated Securities, in the form heretofore delivered to you, each revised to reflect the pricing information contained in Schedule II hereto, is now proposed to be filed with the Reviewing Authority and the Commission.

Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for each of the Representatives, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours,

TALISMAN ENERGY INC.

By:	/s/ Michael D. McDonald
	Name:	Michael D. McDonald
	Title:	Executive Vice-President, Finance
and Chief Financial Officer

By:	/s/ M. Jacqueline Sheppard
	Name:	M. Jacqueline Sheppard
	Title:	Executive Vice-President, Corporate
and Legal and Corporate Secretary

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
	Name:	Lily Chang
	Title:	Principal

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rob Logan
	Name:	Rob Logan
	Title:	Managing Director

On behalf of each of the Underwriters

2

SCHEDULE I

2015 Notes	2035 Notes
Underwriter	Principal Amount of 2015 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased

Banc of America Securities LLC	U.S.$	93,750,000	U.S.$	31,250,000
Citigroup Global Markets Inc.	93,750,000	31,250,000
BNP Paribas Securities Corp.	27,187,500	9,062,500
CIBC World Markets Corp.	27,187,500	9,062,500
Greenwich Capital Markets, Inc.	27,187,500	9,062,500
HSBC Securities (USA) Inc.	27,187,500	9,062,500
RBC Capital Markets Corporation	27,187,500	9,062,500
Scotia Capital (USA) Inc.	27,187,500	9,062,500
Daiwa Securities America Inc.	12,187,500	4,062,500
TD Securities (USA) LLC	12,187,500	4,062,500

Total	U.S.$	375,000,000	U.S.$	125,000,000

SCHEDULE II

Title of Designated Securities:

5.125% Notes due 2015 (the “2015 Notes”)

5.75% Notes due 2035 (the “2035 Notes”)

Aggregate principal amount:

U.S. $375,000,000 of 2015 Notes

U.S. $125,000,000 of 2035 Notes

Price to Public:

99.914% of the principal amount of the 2015 Notes, plus accrued interest, if any, from May 12, 2005 to the date of delivery

98.690% of the principal amount of the 2035 Notes, plus accrued interest, if any, from May 12, 2005 to the date of delivery

Purchase Price by Underwriters:

99.264% of the principal amount of the 2015 Notes, plus accrued interest from May 12, 2005 to the date of delivery (0.650% of the principal amount represents the commission payable by the Company to the Underwriters)

97.815% of the principal amount of the 2035 Notes, plus accrued interest from May 12, 2005 to the date of delivery (0.875% of the principal amount represents the commission payable by the Company to the Underwriters)

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC or its agent

Specified funds for payment of purchase price:

Federal (same - day) funds

Time of Delivery:

9:00 a.m. (New York City time), May 12, 2005

Indenture:

Indenture to be dated May 12, 2005 between the Company and Bank of Nova Scotia Trust Company of New York, as Trustee.

Maturity:

May 15, 2015 for the 2015 Notes

May 15, 2035 for the 2035 Notes

Interest Rate:

5.125% for the 2015 Notes

5.75% for the 2035 Notes

Interest Payment Dates:

Payable semi-annually on May 15 and November 15, commencing November 15, 2005

Redemption Provisions:

The Designated Securities may be redeemed, in whole or in part, at the option of the Company at a redemption price equal to the greater of:

(i)                                     100% of the principal amount of the Designated Securities to be redeemed, and

(ii)                                  the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the U.S. Prospectus) plus 15 basis points for the 2015 Notes and 20 basis points for the 2035 Notes.

in either case, plus accrued interest thereon to the date of redemption.

Other provisions:

As set forth in the Preliminary Prospectus Supplement

Closing location for delivery of Designated Securities:

Macleod Dixon LLP

3700 Canterra Tower

400 Third Avenue S.W.

Calgary, AB T2P 4H2

Names and addresses of Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, NY    10019

Citigroup Global Markets Inc.

388 Greenwich St.

New York, NY 10013

3

TALISMAN ENERGY INC.
Debt Securities

Underwriting Agreement Standard Provisions

From time to time Talisman Energy Inc., a corporation organized under the laws of Canada (the “Company”), proposes to enter into one or more underwriting agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable underwriting agreement (such firms constituting the “Underwriters” with respect to such underwriting agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such underwriting agreement (with respect to such underwriting agreement, the “Designated Securities”).  Each particular underwriting agreement shall be deemed to incorporate the provisions hereof (these “Standard Provisions”) into such underwriting agreement, and each such underwriting agreement, together with these Standard Provisions so incorporated therein, is collectively referred to as the “Underwriting Agreement”.  The terms “this Agreement”, “hereof”, “herein” and similar terms mean the Underwriting Agreement including all Schedules thereto and these Standard Provisions.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Underwriting Agreement.

Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Underwriting Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.  The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein.  Each Underwriting Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The Underwriting Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.

1.                                       Representations and Warranties.  The Company represents and warrants to and agrees with each Underwriter that:

(a)                                  the Company meets the requirements under the Alberta securities laws, rules, regulations, instruments and orders applicable in the Province of Alberta (“Alberta Securities Law”) as interpreted and applied by the Alberta Securities Commission (the “Reviewing Authority”) for the use of a short form shelf prospectus with respect to the Securities and for the distribution of securities under the rules and procedures established in Canadian National Instrument 44-102 (the “Shelf Procedures”); a preliminary short form base shelf prospectus and a short form base shelf prospectus in respect of the Securities have been filed with the Reviewing Authority; a receipt has been obtained from the Reviewing Authority in respect of such short form base shelf prospectus and any amendment thereto; and no order suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Reviewing Authority (the final short form base shelf prospectus filed with the Reviewing Authority for which a receipt has been obtained, as most recently amended or supplemented (excluding any supplement relating only to a prior offering of Securities) prior to the date of the Underwriting Agreement, is hereinafter called the “Canadian Shelf Prospectus”; any reference herein to the Canadian Shelf Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; the preliminary prospectus supplement relating to the Designated Securities provided to the Underwriters for purposes of marketing the Designated Securities is hereinafter referred to as the “Preliminary Prospectus Supplement”; the prospectus supplement relating to the Designated Securities to be filed with the Reviewing Authority pursuant to the Shelf Procedures and Alberta Securities Law in accordance with Section 4(a) hereof is hereinafter called the “Canadian Prospectus Supplement”; and the Canadian Shelf Prospectus, as supplemented by the Preliminary Prospectus Supplement, is hereinafter called the “Canadian Prospectus” until such time as the Canadian Prospectus Supplement is filed with the Reviewing Authority, after which time “Canadian Prospectus” shall mean the Canadian Shelf Prospectus as supplemented by the Canadian Prospectus Supplement);

(b)                                 The Company meets the general eligibility requirements for use of Form F–9 (“Form F–9”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities, has filed a registration statement on Form F-9 (File No. 333–111084) in respect of the Securities with the Securities and Exchange Commission (the “Commission”), has filed an appointment of agent for service of process upon the Company on Form F–X (the “Form F–X”) with the Commission in conjunction with the filing of such registration statement and has caused the trustee under the Indenture (the “Trustee”) to prepare and file with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”); such registration statement and any post-effective amendment thereto, including the Canadian Shelf Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-9 and the applicable rules and regulations of the Commission and including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered or to be delivered to the Representatives, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Form T-1, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto and the U.S. Prospectus (as hereinafter defined), are hereinafter collectively called the “Registration Statement”; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein after the effective date of the initial Registration Statement; the prospectus relating to the Securities, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement and as most recently amended or supplemented (excluding any supplement relating only to a prior offering of Securities) prior to the date of this Agreement, is hereinafter called the “U.S. Shelf Prospectus”; any reference herein to the U.S. Shelf Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; the prospectus supplement relating to the offering of the Designated Securities to be filed with the Commission pursuant to General Instruction II.K of Form F-9 under the Securities Act in accordance with Section 4(a) hereof is hereinafter called the “U.S. Prospectus Supplement”; and the U.S. Shelf Prospectus, as supplemented by the Preliminary Prospectus Supplement, is hereinafter called the “U.S. Prospectus” until such time as the U.S. Prospectus Supplement is filed with the Commission, after which time “U.S. Prospectus” shall mean the U.S. Shelf Prospectus as supplemented by the U.S. Prospectus Supplement);

(c)                                  The documents which are incorporated by reference in the Canadian Prospectus and the U.S. Prospectus as of the date of this Agreement, when they were filed with the Reviewing Authority, conformed in all material respects to the disclosure requirements of Alberta Securities Law as interpreted and applied by the Reviewing Authority; and any further documents filed with the Reviewing Authority and incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, when such documents are filed with the Reviewing Authority, will conform in all material respects to the disclosure requirements of Alberta Securities Law as interpreted and applied by the Reviewing Authority;

(d)                                 The Registration Statement, the U.S. Shelf Prospectus and the Canadian Shelf Prospectus conform, and any further amendments or supplements to the Registration Statement, the U.S. Shelf Prospectus and the Canadian Shelf Prospectus as of their respective filing or effective dates will conform, in all material respects, with the applicable requirements of Alberta Securities Law, the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Registration Statement and any amendment thereto, as of their applicable effective dates and at the date of the Underwriting Agreement, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Prospectus, as of the date of the U.S. Prospectus Supplement and at the Time of Delivery (as defined in Section 3 hereof), including any amendment or supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Registration Statement or U.S. Prospectus, as the case may be, relating to the Designated Securities, or to the Form T-1 of the Trustee;

(e)                                  Since the respective dates as of which information is given in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, except as disclosed therein, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(f)                                    There are no contracts or documents which are required to be described in the Registration Statement, in the U.S. Prospectus or in the Canadian Prospectus or to be filed as exhibits thereto which have not been so described and filed as required;  and there are no reports or information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Designated Securities that have not been made publicly available as required;

(g)                                 The statements set forth in the U.S. Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Designated Securities, and under the caption “Certain Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute fair and adequate summaries of the matters referred to therein;

(h)                                 Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or, in the case of partnerships, appropriate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the U.S. Prospectus, and is duly qualified to do business as a foreign corporation or partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(i)                                     All outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the U.S. Prospectus, all outstanding shares (or other equity interests) of the subsidiaries of the Company are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for encumbrances in favor of wholly-owned subsidiaries of the Company and rights of first refusal in connection with the disposition of the shares of subsidiaries involved in joint operations;

(j)                                     The Company’s authorized share capital is as set forth in the U.S. Prospectus and, except as set forth in the U.S. Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of or ownership interests in the Company are outstanding, other than pursuant to the stock option and savings plans of the Company;

(k)                                  The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the U.S. Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(l)                                     The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(m)                               The Designated Securities have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement, such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and the Designated Securities will conform to the descriptions thereof to be contained in the U.S. Prospectus;

(n)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issuance and sale of the Designated Securities or the consummation by the Company of the transactions contemplated in the Underwriting Agreement or in the Indenture, except (i) such as have been obtained or made under Alberta Securities Law, the Canada Business Corporations Act, the Securities Act and the Trust Indenture Act, (ii) the filings contemplated by Section 4(a) hereof, and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Designated Securities by the Underwriters in the manner contemplated herein and in the U.S. Prospectus;

(o)                                 Neither the issue and sale of the Designated Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or in the Indenture will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws or other constating documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its property or the property of its subsidiaries are subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for such conflicts, breaches, violations, liens, charges or encumbrances that would not have a Material Adverse Effect;

(p)                                 No holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

(q)                                 The consolidated financial statements of the Company incorporated by reference into the Registration Statement and the U.S. Prospectus present fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act for the use of Form F-9 and have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the annual audited consolidated financial statements of the Company have been reconciled to generally accepted accounting principles in the United States in accordance with the applicable provisions of Form 40-F under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(r)                                    The inclusion of the non-GAAP financial measures relating to the Company included or incorporated by reference in the U.S. Prospectus complies with the requirements of Regulation G as applicable to a foreign private issuer;

(s)                                  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, its property or the property of its subsidiaries is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth or contemplated in the U.S. Prospectus;

(t)                                    Each of the Company and its subsidiaries owns, leases or licenses all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own, lease or license would not have a Material Adverse Effect;

(u)                                 The Company is not aware of any defects in title to its or any of its subsidiaries’ oil and gas properties or its or any of its subsidiaries’ material assets and facilities which are used in the production and marketing of oil and gas that, in the aggregate, would result in a Material Adverse Effect;

(v)                                 Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of their respective charters or by-laws or other incorporating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is respectively a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of their properties, as applicable, except for such violations or defaults that would not, either individually or in the aggregate, have a Material Adverse Effect;

(w)                               Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the U.S. Prospectus, are independent chartered accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(x)                                   The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits or authorizations would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth or contemplated in the U.S. Prospectus;

(y)                                 The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under Alberta Securities Law, the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities;

(z)                                   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Canadian federal and provincial, and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth or contemplated in the U.S. Prospectus;

(aa)                            Except as disclosed in the U.S. Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives, and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives;

(bb)                          The Company has filed all foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, or except as set forth or contemplated in the U.S. Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, or except as set forth or contemplated in the U.S. Prospectus;

(cc)                            The Company and its subsidiaries have not, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Canada Corruption of Foreign Public Officials Act or the Canada Proceeds of Crime (Money Laundering) and Terrorist Financing Act or the rules and regulations promulgated thereunder;

(dd)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or from repaying to the Company any loans or advances to such subsidiary from the Company, except as would not materially adversely affect the Company’s ability to satisfy its payment obligations under the Designated Securities;

(ee)                            Neither the sale of the Designated Securities by the Company hereunder nor the use of proceeds thereof will cause any U.S. person participating in the offering to violate the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any enabling legislation or executive order relating thereto (the “Sanctions Regulations”); provided, however, that the Company makes no representation under this paragraph that would violate any Canadian law; and

(ff)                                There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company.

2.                                       Purchase and Sale.  Upon the execution of the Underwriting Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Designated Securities, the several Underwriters shall offer such Designated Securities for sale upon the terms and conditions set forth in the U.S. Prospectus.

Each Underwriter represents that it has not offered or sold, directly or indirectly, and agrees that it will not, directly or indirectly, offer, sell or deliver any of the Designated Securities purchased by it under the Underwriting Agreement in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada.  Each Underwriter further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Designated Securities that may be entered into by such Underwriter.

3.                                       Delivery and Payment.  Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement, in the form specified in the Underwriting Agreement (and if specified to be in definitive form, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company), shall be delivered by or on behalf of the Company as specified in the Underwriting Agreement, against payment by such Underwriter or on its behalf of the purchase price therefor specified in the Underwriting Agreement by wire transfer of immediately available funds to the account specified by the Company to the Representatives of the Underwriters at least 48 hours in advance, all in the manner and at the place and time and date specified in the Underwriting Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

4.                                       Covenants.  The Company agrees with each of the Underwriters of the Designated Securities:

(a)                                  To prepare a supplement to the Canadian Prospectus and the U.S. Prospectus in relation to the Designated Securities in a form approved by the Representatives, acting reasonably, and to file (i) such supplement to the Canadian Prospectus with the Reviewing Authority pursuant to Alberta Securities Law not later than the Reviewing Authority’s close of business on the second business day following the execution and delivery of the Underwriting Agreement or, if applicable, such earlier time as may be required by Alberta Securities Law, and (ii) such supplement to the U.S. Prospectus with the Commission pursuant to General Instruction II.K not later than the Commission’s close of business on the next business day following such filing with the Reviewing Authority; to make no further amendment or any supplement to the Registration Statement or U.S. Prospectus in relation to the Designated Securities after the date of the Underwriting Agreement and prior to the Time of Delivery for such Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to file promptly with the Reviewing Authority all documents required to be filed by the Company with the Reviewing Authority that are deemed to be incorporated by reference into the Canadian Prospectus and with the Commission all reports required to be filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case, for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Canadian Prospectus, U.S. Prospectus or Registration Statement has been filed or becomes effective or any supplement to the Canadian Prospectus or U.S. Prospectus has been filed with the Reviewing Authority or the Commission, of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Canadian Prospectus, the Registration Statement or the U.S. Prospectus or for additional information relating to the Designated Securities, the Canadian Prospectus, the Registration Statement or the U.S. Prospectus; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in the United States or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)                                  To furnish the Underwriters as soon as practicable, but not later than noon, New York City time on the business day (as defined in Section 16) following the date of the Underwriting Agreement, with copies of the U.S. Prospectus in New York City in such quantities as the Representatives may reasonably request immediately following the entering into of the Underwriting Agreement;

(d)                                 If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the U.S. Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or to file under Alberta Securities Law or the Exchange Act any document incorporated by reference in the Canadian Prospectus or the U.S. Prospectus in order to comply with Alberta Securities Law, the Exchange Act, the Securities Act or the Trust Indenture Act, to notify the Representatives of such event or circumstance and upon their approval, acting reasonably, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended U.S. Prospectus or a supplement to the U.S. Prospectus which will correct such statement or omission or effect such compliance;

(e)                                  Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action that will result in a violation by any U.S. person participating in the offering of the Sanctions Regulations with respect to the sale of the Designated Securities hereunder and the use of proceeds thereof; provided, however, that the Company makes no covenant under this paragraph that would violate any Canadian law;

(f)                                    To make generally available to its securityholders as soon as practicable, but in any event not later than six months after the completion of the first fiscal year (of at least twelve months) after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited)

complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                 During the period beginning from the date of the Underwriting Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, or publicly announce an intention to effect any such transaction, without the prior written consent of the Representatives; and

(h)                                 To use the net proceeds received by it from the sale of the Designated Securities pursuant to the Underwriting Agreement in the manner specified in the U.S. Prospectus under the caption “Use of Proceeds”.

5.                                       Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the U.S. Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing the Underwriting Agreement, the Indenture, any blue sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment survey; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursement of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Securities; (vi) the fees and expenses of the Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Designated Securities; and (vii) all other costs and expenses incidental to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that except as provided in this Section and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Designated Securities under the Underwriting Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in the Underwriting Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Canadian Prospectus Supplement in relation to the Designated Securities shall have been filed with the Reviewing Authority under the Procedures and the U.S. Prospectus Supplement in relation to the Designated Securities shall have been filed with the Commission pursuant to General Instruction II.K of Form F-9, in each case within the applicable time period prescribed for such filing and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of preventing or suspending the use of any prospectus relating to the Designated Securities shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Reviewing Authority; and all requests for additional information on the part of the Reviewing Authority and the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)                                 Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to the Underwriting Agreement, the Indenture, the Designated Securities, the Registration Statement, the U.S. Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Macleod Dixon LLP, Canadian counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives to the effect that:

(i)                                     The Company has been duly amalgamated and is validly existing as a corporation under the laws of Canada;

(ii)                                  The Company’s authorized share capital consists of an unlimited number of Common Shares, an unlimited number of First Preferred Shares, issuable in series, and an unlimited number of Second Preferred Shares, issuable in series, subject to the limitations on the issuance of First Preferred Shares and Second Preferred Shares as set forth in the articles of the Company;

(iii)                               The Company has the corporate power and capacity to own, lease and operate its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus;

(iv)                              The Company has all requisite corporate power and capacity to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and, to the extent execution and delivery are governed by Alberta law, duly executed and delivered by the Company;

(v)                                 The Company has all requisite corporate power and capacity to execute, deliver and perform its obligations under the Indenture, and the Indenture has been duly authorized and, to the extent execution and delivery are governed by Alberta law, duly executed and delivered by the Company;

(vi)                              The Company has all requisite corporate power and capacity to execute and issue the Designated Securities and to incur the obligations provided for therein, the Designated Securities have been duly authorized and, to the extent delivery and issuance are governed by Alberta law, the global note representing the Designated Securities (the “Global Note”) has been duly executed and delivered by the Company and, upon satisfaction of the requirements for issuance set forth in the Indenture, the Global Note will have been duly issued by the Company;

(vii)                           The form of the Global Note and the terms of the Designated Securities have been duly approved by the Company;

(viii)                        The Company is a “reporting issuer” in the Province of Alberta and is not on the list of defaulting reporting issuers maintained by the Reviewing Authority;

(ix)                                The Indenture and the issuance of the Securities thereunder are subject to and comply with the Canada Business Corporations Act except that an exemption order has been obtained under subsection 82(3) of the Canada Business Corporations Act to exempt the Indenture from the application of Part VIII of the Canada Business Corporations Act, including to permit a non-Canadian trust company to act as trustee under the Indenture; and no registration, filing or recording of the Indenture under the laws of Canada or the Province of Alberta is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Designated Securities issued thereunder;

(x)                                   A receipt has been obtained from the Reviewing Authority in respect of the Canadian Prospectus and, to the knowledge of such counsel, the Reviewing Authority has not revoked such receipt, no order having the effect of ceasing or suspending the distribution of the securities of the Company has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or threatened by the Reviewing Authority;

(xi)                                The Canadian Prospectus and each document filed with the Reviewing Authority and incorporated by reference in the Canadian Prospectus, and each amendment or supplement thereto, if any, as of their respective effective dates or issue dates (other than the financial statements included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Reviewing Authority, appear on their face to have been appropriately responsive in all material respects to the formal requirements of Alberta Securities Law as interpreted and applied by the Reviewing Authority;

(xii)                             The information in the Canadian Prospectus and the U.S. Prospectus under “Description of Debt Securities”, “Description of the Notes” and “Certain Income Tax Considerations – Canada”, and in Part II of the Registration Statement under the heading “Indemnification”, to the extent that it constitutes matters of Canadian federal or Alberta law, summaries of legal matters or legal conclusions in relation to Canadian federal or Alberta law, has been reviewed by such counsel and is correct in all material respects;

(xiii)                          All descriptions of Canadian statutes or regulations and references thereto in the Canadian Prospectus and the U.S. Prospectus are correct in all material respects and, to the knowledge of such counsel, there are no Canadian statutes or regulations that are required to be described or referred to in the Canadian Prospectus that are not described or referred to therein as required;

(xiv)                         All descriptions in the Canadian Prospectus and the U.S. Prospectus (other than financial statements, including the notes thereto, and financial data) of contracts and other documents which are governed by the laws of the Province of Alberta and to which the Company or its subsidiaries are a party are accurate in all material respects;

(xv)                            To the knowledge of such counsel, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Canadian Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference therein;

(xvi)                         Other than as disclosed in the Canadian Prospectus or the U.S. Prospectus, to the knowledge of such counsel, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property or assets of the Company or any subsidiary is subject, before or brought by any Canadian court or governmental agency or body, which might reasonably be expected to result in an event or circumstance that would have a Material Adverse Effect or which might reasonably be expected to materially adversely affect the properties or assets of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder;

(xvii)                      There are no reports or other information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Designated Securities that have not been made publicly available as required, and there are no documents required to be filed with the Reviewing Authority in connection with the Canadian Prospectus that have not been filed as required;

(xviii)                   The Company is eligible to file a short form prospectus with the Reviewing Authority with respect to the debt securities described in the Canadian Shelf Prospectus and to use the rules and procedures for the use of a short form shelf prospectus established in Canadian National Instrument 44-102 with respect to such debt securities;

(xix)                           To the knowledge of such counsel, the Company is not in violation of its articles or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any of the agreements to be listed in a schedule to the opinion to which the Company is a party;

(xx)                              No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Canadian federal or Alberta court or governmental authority or agency (other than under the Canada Business Corporations Act and Alberta Securities Law, which have been made or obtained) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Designated Securities pursuant to this Agreement;

(xxi)                           The execution, delivery and performance of this Agreement, the Indenture and the Designated Securities and the consummation of the transactions contemplated in this Agreement and in the Canadian Prospectus and the U.S. Prospectus do not and will not, whether with or without the giving of notice or lapse of time or both: (1) to the knowledge of such counsel, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any of the agreements to be listed in a schedule to the opinion to which the Company is a party; (2) result in any violation of the provisions of the articles or by-laws of the Company; (3) result in any violation of the provisions of any applicable Canadian federal or Alberta law, statute, rule or regulation; or (4) to the knowledge of such counsel, violate the terms of any judgment, order, writ or decree of any Canadian federal or Alberta government, government instrumentality or court having jurisdiction over the Company or any of its properties, assets, or operations;

(xxii)                        A court of competent jurisdiction in the Province of Alberta (an “Alberta Court”) would recognize the choice of the law of the State of New York (“New York Law”) as the proper law governing this Agreement, the Designated Securities and the Indenture, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and legal, and provided that such New York Law is not contrary to public policy, as that term is applied by an Alberta Court;

(xxiii)                     If this Agreement, the Designated Securities or the Indenture are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely, New York Law, and an Alberta Court recognizes the choice of New York Law, an Alberta Court would, if specially pleaded and upon appropriate evidence as to such law being adduced, apply the substantive law of New York in the enforcement of such documents as the proper law governing such agreements in accordance with conflicts of law principles applied by Alberta Courts, provided that none of the provisions of this Agreement, the Designated Securities or the Indenture, or of applicable New York Law, is contrary to public policy as that term is applied by an Alberta Court, or otherwise seek to enforce foreign revenue, expropriatory or penal laws; provided, however, that, in matters of procedure, the laws of the Province of Alberta will be applied, including the Limitations Act (Alberta), and an Alberta Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Alberta Court, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere;

(xxiv)                    Such counsel has no reason to believe that an Alberta Court would avoid enforcement of the Indenture, this Agreement or the Designated Securities on the basis of a reasonable interpretation of public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein;

(xxv)                       The laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought before an Alberta Court on a final and conclusive in personam judgment for a sum certain of a New York Court respecting the enforcement of the Designated Securities, the Indenture or this Agreement that is not impeachable as void or voidable or otherwise ineffective under the internal laws of New York Law if: (1) the New York Court tendering such judgment had jurisdiction over the Company, as recognized by an Alberta Court (the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States under the Registration Statement, the Indenture and this Agreement and the provisions in the Indenture and this Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court and waiver of immunities is sufficient for that purpose); (2) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and in the case of a judgment obtained by default there has been no manifest error in the granting of such judgment; (3) the enforcement of such judgment would not be inconsistent with public policy as such term is understood under the laws of the Province of Alberta or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (5) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Alberta Court; (6) performance of this Agreement, the Designated Securities or the Indenture is not illegal under the laws of the place of performance; and (7) the action to enforce such judgment is commenced within the applicable limitation periods;

(xxvi)                    The Company is subject to the relevant commercial law and common laws of the Province of Alberta and is generally subject to suit in the Province of Alberta and the Company does not have any right of immunity from any judicial proceedings in the Province of Alberta;

(xxvii)                 No goods and services tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be collectible by an Underwriter in respect of the issuance and sale to an Underwriter of the Designated Securities as contemplated by this Agreement, including the payment or crediting of any discount, commission or fee as contemplated by this Agreement, provided that any such discount, commission or fee is payable in respect of services performed by such Underwriter wholly outside of Canada; and

(xxviii)              No stamp duty, registration or documentary taxes, duties or similar charges are payable by the Underwriters under the laws of the Province of Alberta or the federal laws of Canada applicable therein in connection with the creation, issuance and delivery to the Underwriters of the Designated Securities, the sale and delivery outside Canada by the Underwriters of the Designated Securities to the initial purchasers thereof, or the authorization, execution and delivery of the Indenture and this Agreement.

In rendering such opinion, such counsel may state that they express no opinion as to matters governed by laws other than the federal laws of Canada and the laws of the Province of Alberta.  As to matters of law, other than the laws of the Province of Alberta and the federal laws of Canada, such counsel may rely upon the opinions of counsel reasonably satisfactory to the Representatives in which case the opinion shall state that they believe that both they and the Representatives are justified in so relying.

In addition to rendering the opinions set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Canadian Prospectus, the Registration Statement and the U.S. Prospectus and in conferences with officers and other representatives of the Company, U.S. counsel for the Company, representatives of the independent accountants for the Company, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Canadian Prospectus, the Registration Statement and the U.S. Prospectus and related matters were discussed and although such counsel has not independently verified, and (except as to those matters and to the extent set forth in the opinions referred to in subsection (xii) of this Section 6(c)) is not passing upon and does not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Canadian Prospectus, the Registration Statement and the U.S. Prospectus, on the basis of such participation, no facts have come to such counsel’s attention that cause such counsel to believe that (i) at the time it became effective and as of the time the Underwriting Agreement was entered into, the Registration Statement (other than the financial statements and other financial data and the information derived from the report of the internal qualified reserves evaluator in reliance on the authority of such evaluator as an “expert” within the meaning of the Securities Act, included or incorporated by reference in the Registration Statement, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) as of the date of the U.S. Prospectus Supplement and as of the Time of Delivery, the U.S. Prospectus (other than the financial statements and other financial data and the information derived from the report of the internal qualified reserves evaluator in reliance on the authority of such evaluator as an “expert” within the meaning of the Securities Act, included or incorporated by reference in the U.S. Prospectus, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in the U.S. Prospectus, in the light of the circumstances under which they were made, not misleading;

(d)                                 Dorsey & Whitney LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     The Indenture has been duly qualified under the Trust Indenture Act;

(ii)                                  The statements included in the U.S. Prospectus and Canadian Prospectus under the headings “Description of Debt Securities”, “Description of the Notes” and “Underwriting”, insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects;

(iii)                               The information in the U.S. Prospectus and Canadian Prospectus under the heading “Certain Income Tax Considerations – United States” has been reviewed by such counsel and is correct and fair in all material respects;

(iv)                              Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company under Canadian federal and Alberta law, this Underwriting Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company;

(v)                                 Assuming the due authorization, execution and delivery of the Indenture under Canadian federal and Alberta law, the Indenture (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi)                              Assuming the due authorization, execution, issuance and delivery of the Designated Securities by the Company under Canadian federal and Alberta law, the Designated Securities (to the extent execution, issuance and delivery are governed by the laws of New York) have been duly executed, certified and delivered by the Company, and when issued by the Company against payment as provided by the Underwriting Agreement with respect to such Designated Securities, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles entitled to the benefits provided by the Indenture.  The Designated Securities are in the form contemplated by the Indenture;

(vii)                           The Registration Statement has become effective under the Securities Act.  Any required filing of the U.S. Prospectus Supplement pursuant to General Instruction II.K. of Form F-9 has been made in the manner and within the time period required by General Instruction II.K. of Form F-9. The Form F-X and Form T-1 were filed with the Commission prior to the effectiveness of the Registration Statement.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the U.S. Prospectus (other than consolidated financial statements and related schedules and other financial information contained therein, as to which such counsel need not express an opinion) and the Form F-X comply as to form in all material respects with the applicable requirements of the Securities Act and the rules thereunder;

(viii)                        The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of their proceeds as described in the U.S. Prospectus under the heading “Use of Proceeds”, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

(ix)                                Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 14 of the Standard Provisions, and pursuant to Section 1501 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state court located in the State of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby or the Indenture, as the case may be, has validly and irrevocably waived any objection to the venue of a proceeding in any state court located in the State of New York, and has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in the Underwriting Agreement and, for so long as any of the Designated Securities are outstanding, has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in the Indenture; and service of process effected on the Authorized Agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company.  The opinion in this paragraph may be subject to the qualification that such counsel expresses no opinion as to the enforceability of forum selection clauses in the federal courts;

(x)                                   Neither the issue and sale of the Designated Securities, nor the compliance by the Company with the provisions of the Underwriting Agreement or Indenture nor the performance by the Company of its obligations thereunder will conflict with or result in a breach or violation of any (i) U.S. federal or New York statute, law, rule, or regulation, (ii) judgment, order or decree known to such counsel applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the United States having jurisdiction over the Company or its subsidiaries or any of its or their properties or assets; and

(xi)                                No consent, approval, authorization, order, registration or qualification of, or with, any court or governmental agency or body of the State of New York or the United States (other than as required by any state securities or Blue Sky laws as to which such counsel need not express an opinion) is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this

Underwriting Agreement or the Indenture except such as have been obtained under the Securities Act and the Trust Indenture Act.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Washington or the laws of the State of New York.  As to matters of Alberta and Canadian federal law, such counsel may rely upon the opinion of counsel of Macleod Dixon LLP, Canadian counsel for the Company, described in subsection (c) of this Section.

In addition to rendering the opinions set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the U.S. Prospectus and in conferences with officers and other representatives of the Company, Canadian counsel for the Company, representatives of the independent accountants for the Company, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement and U.S. Prospectus and related matters were discussed and although such counsel has not independently verified, and (except as to those matters and to the extent set forth in the opinions referred to in subsections (ii) and (iii) of this Section 6(d)) is not passing upon and does not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and U.S. Prospectus, on the basis of such participation, no facts have come to such counsel’s attention which have caused such counsel to believe that (i) at the time it became effective and as of the time the Underwriting Agreement was entered into, the Registration Statement (other than the financial statements and other financial data and the information derived from the report of the internal qualified reserves evaluator in reliance on the authority of such evaluator as an “expert” within the meaning of the Securities Act, included or incorporated by reference in the Registration Statement, as to which such counsel need express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) as of the date of the U.S. Prospectus Supplement and as of the Time of Delivery for the Designated Securities, the U.S. Prospectus (other than the financial statements and other financial data and the information derived from the report of the internal qualified reserves evaluator in reliance on the authority of such evaluator as an “expert” within the meaning of the Securities Act, included or incorporated by reference in the U.S. Prospectus, as to which such counsel need express no belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  On the date of the Underwriting Agreement and at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives, acting reasonably, containing statements and information of the type ordinarily included in the auditor’s “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus;

(f)                                    On or after the date of the Underwriting Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, which is, in the judgment of the Representatives so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Designated Securities as contemplated by the Registration Statement and the U.S. Prospectus;

(g)                                 On or after the date of the Underwriting Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Service or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

(h)                                 The Company shall have furnished to the Representatives at the Time of Delivery a certificate of the Company, signed by any two of the President, the Executive Vice-Presidents and the Treasurer of the Company, dated the Time of Delivery, to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct in all material respects at the Time of Delivery with the same effect as if made at the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(ii)                                  no stop orders suspending the effectiveness of the Canadian Prospectus, the U.S. Prospectus or the Registration Statement and no orders having the effect of ceasing or suspending the distribution of the Designated Securities has been issued by the Reviewing Authority or Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Reviewing Authority or Commission; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the U.S. Prospectus, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the U.S. Prospectus;

(i)                                     The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses; and

(j)                                     Prior to the Time of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

7.                                       Termination.  The Underwriting Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Company given prior to the Time of Delivery if, at or prior to the Time of Delivery, (a) trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or materially limited; (b) trading of any securities of the Company shall have been suspended on the New York Stock Exchange or the Toronto Stock Exchange; (c) a general moratorium on commercial banking activities shall have been declared by appropriate authorities in the United States, Canada or New York State; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or the delivery of the Designated Securities as contemplated by the U.S. Prospectus.

8.                                                                                       Indemnity.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under Alberta Securities Law, the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Canadian Prospectus, the U.S. Prospectus or the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Canadian Prospectus, the U.S. Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents against all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under Alberta Securities Law, the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Canadian Prospectus, the U.S. Prospectus, the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such loss, claim, damage, liability or action as such expenses are incurred.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement of the action; but the failure so to notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and, in any event, shall not relieve it from any liability which it may have otherwise than under subsection (a) or (b) above. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, acting reasonably, and, after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in which event such legal and other expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action).  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution  may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)  includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and the Underwriters severally agree to contribute to the aggregate amount of such losses, claims, damages or liabilities (or actions in respect thereof) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Designated Securities, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault of the parties shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The aggregate amount of losses, claims, damages or liabilities (or actions in respect thereof) incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing for or defending against any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Canadian Prospectus, the U.S. Prospectus, the Registration Statement or any amendment or supplement thereto shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 8(d).  The obligations of the Underwriters in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Designated Securities and not joint.

9.                                       Default by an Underwriter.

(a)                                  If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Underwriting Agreement, the Representatives may in their discretion arrange for themselves, another Underwriter or, with the consent of the Company (which consent will not be unreasonably withheld or delayed), another party or other parties to purchase such Designated Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the U.S. Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Underwriting Agreement.

(b)                                 If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Underwriting Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under the Underwriting Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Designated Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Underwriting Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director of the Company, and shall survive delivery of and payment for the Designated Securities.

11.                                 Consequences of Non-Completion.  If the Underwriting Agreement shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Sections 5 and 8 hereof; but, if for any other reason, the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to the Designated Securities except as provided in Sections 5 and 8 hereof.

12.                                 Authority of Representatives; Notices.  In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Underwriting Agreement.

All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in the Underwriting Agreement; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 Inurement.  The Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 7 hereof, the officers and directors of the Company and each person who controls any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of the Underwriting Agreement.  No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Submission to Jurisdiction; Agent for Service.  The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Court in the city of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company has appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15.                                 Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and cost of exchange payable in connection with the purchase of or conversion into United States dollars.

16.                                 Time of Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                                 Counterparts.  This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19.                                 Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

ANNEX I

Underwriting Agreement

[Representative(s)]

as Representatives of the several

Underwriters named in Schedule I hereto,

c/o [address]

                    , 200

Ladies and Gentlemen:

Talisman Energy Inc., a corporation organized under the laws of Canada (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions attached hereto (the “Standard Provisions”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).  The Standard Provisions are incorporated herein by reference in their entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Underwriting Agreement.  Each reference to the Representatives herein and in the Standard Provisions so incorporated by reference shall be deemed to be references to you.  Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Standard Provisions and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

A supplement to the Canadian Prospectus and a supplement to the U.S. Prospectus relating to the Designated Securities, in the form heretofore delivered to you, each revised to reflect the pricing information contained in Schedule II hereto, is now proposed to be filed with the Reviewing Authority and the Commission.

Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for each of the Representatives, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours,

TALISMAN ENERGY INC.

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

[Representative(s)]

By:
Name:
Title:

On behalf of each of the Underwriters

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SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Representative(s)]	$
[Names of other Underwriters]	$
Total	$

SCHEDULE II

Title of Designated Securities:

[   %] [Floating Rate] [Zero Coupon] [Notes]

[Debentures] due        ,

Aggregate principal amount:  [$        ]

Price to Public:

   % of the principal amount of the Designated Securities, plus accrued interest[, if any,] from             to         [and accrual amortization[, if any,] from           to        ]

Purchase Price by Underwriters:

% of the principal amount of the Designated Securities, plus accrued interest from            to          [and accrued amortization[, if any,] from           to        ]

Form of Designated Securities:

[Definitive form to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives]]

[Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

Specified funds for payment of purchase price:

[New York] Clearing House ([next][same] day) funds

Time of Delivery:

        a.m. (New York City time),             , 20

Indenture:

Indenture dated           , 20   , between the Company and         , as Trustee

Maturity:

Interest Rate:

[   %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[months and dates, commencing         , 20   ]

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$         ] or an integral multiple thereof,

[on or after          ,         at the following redemption prices (expressed in percentages of principal amount).  If [redeemed on or before         ,    %, and if] redeemed during the 12–month period beginning          ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date,]

[on any interest payment date falling on or after         ,          at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$           ] principal amount of Designated Securities on               in each of the years              through              at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$                  ] principal amount of Designated Securities in the years                      through                      at 100% of their principal amount plus accrued interest.]

[If Designated Securities are extendable debt securities, insert—

Extendable provisions:

Designated Securities are repayable on                          [insert date and years], at the option of the holder, at their principal amount with accrued interest.  The initial annual interest rate will be         %, and thereafter the annual interest rate will be adjusted on                          and                              to a rate not less than       % of the effective annual interest rate on U.S. Treasury obligations with           year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Designated Securities are floating rate debt securities insert—

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Floating rate provisions:

Initial annual interest rate will be       % through                                    [ and thereafter will be adjusted [monthly] [on each                 ,                 ,                    and                 ] [to an annual rate of       % above the average rate for                 -year [month] [securities] [certificates of deposit] issued by                                  and                                    [insert names of banks].] [and the annual interest rate [thereafter] [from                          through                             ] will be the interest yield equivalent of the weekly average per annum market discount rate for             -month Treasury bills plus         % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for                 -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for               -month Treasury bills); [from                                and thereafter the rate will be the then current interest yield equivalent plus         % of Interest Differential].]

Defeasance provisions:

Closing location for delivery of Designated Securities:

Names and addresses of Representatives:

Designated Representatives:

Address for Notices, etc.:

[Other Terms]*;

* A description of particular tax, accounting or other unusual features (such as the addition of event risk provisions) of the Designated Securities should be set forth, or referenced to an attached and accompanying description, if necessary, to ensure agreement as to the terms of the Designated Securities to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the prospectus supplement for the offering.

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